Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF
5.35% SUBORDINATED NOTES DUE APRIL 1, 2015 (SERIES A)
OF
FULTON FINANCIAL CORPORATION
         This notice or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined in the Prospectus referred to below) of Fulton Financial Corporation (the “Company”) made pursuant to the Prospectus, dated August 5, 2005 (the “Prospectus”), if certificates, if any, for the original unregistered 5.35% Subordinated Notes due April 1, 2015 (Series A) (the “Original Notes”) are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Wilmington Trust Company, as exchange agent (the “Exchange Agent”), prior to 5:00 p.m., New York City time, on September 2, 2005, unless extended (the “Expiration Date”).
      This notice may be delivered or transmitted by facsimile transmission, registered or certified mail, or hand or overnight delivery to the Exchange Agent as set forth below. In order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offer, both this notice and a properly completed and duly executed Letter of Transmittal (or, at the option of the tendering holder in the case of a book-entry tender of Original Notes, an agent’s message (as defined in the Prospectus)) must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.
The Exchange Agent for the Exchange Offer is:
WILMINGTON TRUST COMPANY
By Hand or Overnight Delivery
or
By Registered or Certified Mail:
Wilmington Trust Company,
as Exchange Agent
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attn: Corporate Capital Markets
Fulton Financial Corporation Exchange Offer
Facsimile Transmission Number: (302) 636-4145
Confirm by Telephone: (302) 636-6470
For Information: (302) 636-6470
      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:
      On the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the aggregate principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures described in “Procedures for Tendering — Guaranteed Delivery Procedures” section of the Prospectus. Terms used herein with initial capital letters but not otherwise defined herein have the respective meanings ascribed to them in the Prospectus.
      Principal Amount of Original Notes Tendered (must be an integral multiple of $100,000):
$

Certificate Nos. (if available):

          If Original Notes will be delivered via book-entry transfer to The Depository Trust Company, provide account number below.
Account No.:

Total Principal at Maturity Represented by Original Notes Certificate(s):
$

ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

IMPORTANT:
PLEASE SIGN HERE

Signature(s) of Holder(s) of Original Notes
Dated: ______________________________ , 2005
Must be signed by the registered holder(s) of Original Notes exactly as their name(s) appear(s) on the certificates for the Original Notes or on a security position listing the owners of Original Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, please provide the following information.
Name:

(Please Type or Print)
Capacity (Full Title):

Address:

(Include Zip Code)
Area Code and Telephone No.:

(Home)

(Business)

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
      The undersigned, a financial institution that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, or the Stock Exchanges Medallion Program, hereby guarantees that the certificates representing the principal amount of Original Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “Procedures for Tendering — Guaranteed Delivery Procedures” section of the Prospectus, together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange, Inc. trading days after the Expiration Date.
Name of Firm

Address

Telephone Number, Including Area Code

Authorized Signature

Name of Person Signing

Title of Person Signing

Date

NOTE: DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS FORM. CERTIFICATES FOR ORIGINAL NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.